U.S. SECURITIES AND EXCHANGE
COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report: November 21, 2022

The Marygold Companies, Inc.
(Exact name of registrant as specified in its charter)

Nevada	000-29913	90-1133909
(state of incorporation)	(Commission File Number)	(IRS Employer I.D. Number)

120 Calle Iglesia

Unit B

San Clemente, CA 92672
Tel. (949) 429-5370

Fax. (888) 312.0124

(Address and telephone number of registrant's principal
executive offices and principal place of business)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class of Security	Trading Symbol	Name of Exchange on Which Registered
Shares of common stock, par value $0.001 per share	MGLD	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 8.01. Other Events.

On November 21, 2022, Chad Butler, tendered his resignation as the president, chief operations officer and director of Marygold & Co., Inc., a wholly-owned subsidiary of The Marygold Companies, Inc. (the “Company”), and as a director of Marygold & Co. Advisory Services, LLC, a wholly-owned subsidiary of Marygold & Co., Inc., effective immediately. David Neibert, the Company’s Chief Operating Officer, Secretary and a member of the Board of Directors, was appointed as the interim president, chief operations officer and director of Marygold & Co., Inc. and as a director Marygold & Co. Advisory Services, LLC to fill the vacancies created by Mr. Butler’s resignations. The Company plans to retain a qualified replacement for Mr. Butler as soon as possible.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 23, 2022

THE MARYGOLD COMPANIES, INC.

By: /S/ Nicholas Gerber

    Nicholas Gerber

    Chief Executive Officer